UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 2, 2015

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2015, Primerica, Inc. (the “Company” or “Primerica”) announced the following, all of which will become effective as of April 1, 2015:

•	Glenn J. Williams, currently Primerica’s President, will be appointed as Primerica’s Chief Executive Officer and will be elected to Primerica’s Board of Directors (the “Board”);
•	Peter W. Schneider, currently Primerica’s Executive Vice President, General Counsel and Chief Administrative Officer, will be appointed as President and will remain the Company’s General Counsel;
•

D. Richard Williams, currently Primerica’s Co-Chief Executive Officer and Chairman of the Board, will become Non-Executive Chairman of the Board and will remain a member of the Primerica Board of Directors; and

•

John A. Addison, Jr., currently Primerica’s Co-Chief Executive Officer and Chairman of Primerica Distribution, will become Non-Executive Chairman of Primerica Distribution and will remain a member of the Primerica Board of Directors.

Biographical Information

G. Williams, age 55, started his career with Primerica in 1981 as a member of the company’s sales force.  He joined the Home Office team in 1983.  In 1985, he moved to Canada as part of Primerica’s international expansion team, where he spent 15 years in roles of increasing responsibility.  He led Primerica Canada as President and Chief Executive Officer from 1996 to 2000.  In 2000, he returned to Primerica’s Duluth, Georgia-based headquarters as Executive Vice President of Field and Product Marketing for international operations.  In 2005, Primerica elevated G. Williams to President of the Company.  A native of Stockbridge, GA, G. Williams is a graduate of Baptist University of America, where he earned a Bachelor of Science degree in Education.

Schneider, age 58, received his Bachelor of Science in Industrial Relations with Highest Honors in Political Science and his Juris Doctor with Honors from the University of North Carolina at Chapel Hill.   He joined Primerica as Executive Vice President and General Counsel in June 2000 and his role expanded at the time of our initial public offering in April 2010 to include Chief Administrative Officer.

Transition Agreements

Effective as of January 5, 2015, the Company entered into a Transition Agreement with each of R. Williams and Addison (“the Transition Agreements”).  The employment agreements between the Company and each of R. Williams and Addison dated as of August 19, 2010 (the “Employment Agreements”) remain in full force and effect until April 1, 2015, except to the extent superseded by the Transition Agreements.  Although the initial term of the Employment Agreements ends on August 18, 2015, the Company and R. Williams and Addison have mutually determined that a transition effective date of April 1, 2015 would be in the best interests of the Company as it will enable management to better plan for its biennial convention in July 2015.  In arriving at transition terms, the Board relied heavily on existing company policies and the existing employment agreements, with the objective of mitigating the risks generally associated with leadership transition.  As a result, R. Williams and Addison will each receive a cash payment on or about April 1, 2015 that is equal to the total of (i) his base salary from April 1, 2015 through August 18, 2015; and (ii) a pro rata portion of his target short-term bonus opportunity for 2015 as if they had worked through August 18, 2015.  The transition will also result in the accelerated vesting on April 1, 2015 of all outstanding equity awards of R. Williams and Addison.  In addition, the Transition Agreements provide for an extension of the term of the non-competition and related provisions of the Employment Agreements from 18 months after their employment ends to 24 months from the earlier of (i) April 1, 2016 or (ii) the date that he ceases to serve as a member of the Board and, as consideration therefor, R. Williams and Addison will each receive a cash payment on or about April 1, 2015 that reflects the pro rata portion of his target long-term incentive opportunity for 2015 as if they had worked through August 18, 2015.  The Transition Agreements also provide that, if elected to the Board of Directors at the 2015 Annual Stockholders Meeting, each of R. Williams and Addison shall receive the annual cash and equity retainer that is paid to non-management directors as well as $100,000 for their roles as Non-Executive Chairman of the Board and Non-Executive Chairman of Primerica Distribution, respectively.  The Transition Agreements further provide that R. Williams and Addison will be provided with secretarial support for two years, and that during that time Addison will be provided with office space in Gainesville, Georgia.  As a result of the Transition Agreements, compensation expense will be recognized in the fourth quarter of 2014 relating to the accelerated vesting of the 2013 equity award and the pro rata long-term incentive award for 2015, as well as the accelerated expense relating to salary continuation and short-term incentive compensation consistent with the original employment agreements.  The Company intends to adjust net income before income taxes in determining its operating income before income taxes for the fourth quarter of 2014.

Amended and Restated Executive Employment Agreements

Effective as of January 5, 2015, the Company entered into an Amended and Restated Employment Agreement (each, an “Agreement” and together, the “Agreements”) with each of Glenn J. Williams (the “CEO”), Peter W. Schneider, Alison S. Rand, the Company’s Executive Vice President and Chief Financial Officer, and Gregory C. Pitts, the Company’s Executive Vice President and Chief Operating Officer (each, an “Executive” and together, the “Executives”). Except as provided herein, the material terms and provisions of the Agreements are unchanged from those provided in the Amended and Restated Employment Agreements with each of the Executives dated as of February 15, 2013 (the “February 2013 Agreements”).

The term of each Agreement ends on January 5, 2018, and then the Agreement automatically renews for successive one-year periods, unless the Company or the Executive provides 90 days prior written notice that the Agreement will not be renewed.  In the event of termination by the Company other than for Cause (as defined in the Agreement) or by the Executive with Good Reason (as defined in the Agreement), then any unvested equity awards held by the Executive shall vest.

CEO Agreement.  The agreement with the CEO (the “CEO Agreement”) provides for an annual base salary of at least $750,000, subject to annual review by the Compensation Committee of the Board pursuant to its normal performance review policies for senior executives.  The CEO will be eligible to receive an annual cash bonus upon achieving certain performance targets that shall be established in good faith by the Compensation Committee, with the threshold and target annual bonus amounts being equal to 100% and 200%, respectively, of his annual base salary.  For 2015, the Compensation Committee approved a target cash bonus of $1,500,000 and a target equity award of $1,750,000.  The target cash bonus and target equity awards are subject to adjustment by the Compensation Committee after 2015.

In the event of (i) termination by the CEO with Good Reason (as defined in the CEO Agreement) or (ii) termination by the Company for any reason other than Cause (as defined in the CEO Agreement), death or disability, or (iii) termination for the reasons enumerated in (i) and (ii) above that occur within two years following the Company’s nonrenewal of the CEO Agreement, then in any such case the CEO shall be entitled to a lump sum cash payment equal to two times (2x) his annual base salary plus target bonus.

The restrictive covenants in the CEO Agreement were enhanced from those contained in the February 2013 Agreement by (i) extending the restricted period from18-months to 24-months following the CEO’s termination of employment with the Company (the “restricted period”) and (ii) prohibiting the CEO from providing executive or management services or strategic advice and guidance on a full-time or substantially full-time basis during the restricted period to any entity that engages in the network marketing of any products direct to the consumer following termination of the CEO under circumstances that result in the payment of severance benefits to the CEO.

Executive Agreements.  The agreement with each of the other Executives (the “Executive Agreement”) specifies the Executive’s base salary effective as of April 1, 2015, subject to annual review by the Compensation Committee of the Board pursuant to its normal performance review policies for senior executives and subject to increase or decrease as a result of such review.  The base salaries and target bonus amounts approved by the Compensation Committee for 2015 are:

Name	Position	Base Salary (effective 4/1/15)	2015 Target Cash Bonus	2015 Target Equity Award
Peter W. Schneider	President	$550,000	$700,000	$850,000
Alison S. Rand	Chief Financial Officer	$500,000	$400,000	$650,000
Gregory C. Pitts	Chief Operating Officer	$500,000	$400,000	$600,000

In the event of termination by the Executive with Good Reason (as defined in the Executive Agreement) or by the Company for any reason other than Cause (as defined in the Executive Agreement), death or disability, the Executive shall be entitled to a lump sum cash payment  equal to one time (1x) the annual base salary plus target bonus, provided that until June 1, 2016 the Executive shall be entitled to a lump sum cash payment equal to one-and-one-half times(1.5x) the annual base salary plus target bonus if termination occurs within six months prior to or two years following a Change of Control (as defined in the Executive Agreement) of the Company and, further provided, that the Company and the CEO agree to engage in good faith discussions during 2015 regarding severance levels for the Executives that may result in proposed modifications to the Executive Agreements prior to June 1, 2016.

General

There are no arrangements or understandings between any executive and any other person pursuant to which they have been selected for their roles.  None of the executives is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Transition Agreements and the Employment Agreements is not complete and is qualified in its entirety by reference to the full text of the Transition Agreements, which are filed herewith as Exhibits 99.2, 99.3, and the Employment Agreements, which are filed herewith as Exhibits 99.4, 995, 99.6 and 99.7, all of which are incorporated herein by reference.

Item 7.01	Regulation FD.

The press release issued on January 4, 2015 announcing the management changes that are described above is included as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
99.1	Press Release dated January 4, 2015 – Primerica, Inc. Board Appoints Glenn J. Williams as CEO
99.2	Transition Agreement between Primerica, Inc. and D. Richard Williams dated as of January 2, 2015
99.3	Transition Agreement between Primerica, Inc. and John A. Addison, Jr. dated as of January 2, 2015
99.4	Amended and Restated Employment Agreement between Primerica, Inc. and Glenn J. Williams dated as of January 2, 2015
99.5	Amended and Restated Employment Agreement between Primerica, Inc. and Peter W. Schneider dated as of January 2, 2015
99.6	Amended and Restated Employment Agreement between Primerica, Inc. and Alison S. Rand dated as of January 2, 2015
99.7	Amended and Restated Employment Agreement between Primerica, Inc. and Gregory C. Pitts dated as of January 2, 2015

The information provided pursuant to Item 7.01 and 9.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act, except to the extent expressly set forth by specific reference in any such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2015		PRIMERICA, INC.

	By:	/s/ Stacey K .Geer
Stacey K. Geer
Senior Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 4, 2015 – Primerica, Inc. Board Appoints Glenn J. Williams as CEO
99.2	Transition Agreement between Primerica, Inc. and D. Richard Williams dated as of January 2, 2015
99.3	Transition Agreement between Primerica, Inc. and John A. Addison, Jr. dated as of January 2, 2015
99.4	Amended and Restated Employment Agreement between Primerica, Inc. and Glenn J. Williams dated as of January 2, 2015
99.5	Amended and Restated Employment Agreement between Primerica, Inc. and Peter W. Schneider dated as of January 2, 2015
99.6	Amended and Restated Employment Agreement between Primerica, Inc. and Alison S. Rand dated as of January 2, 2015
99.7	Amended and Restated Employment Agreement between Primerica, Inc. and Gregory C. Pitts dated as of January 2, 2015